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                                                                     Exhibit 4.5

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "Agreement") is made and entered into as of June 12, 2003 (the "Effective Date"), by and among United Dominion Realty Trust, Inc., a Maryland corporation, as successor in interest to United Dominion Realty Trust, Inc., a Virginia corporation ("UDRT"), and the initial holders of the Series E Preferred Stock (as defined below) party hereto (the "Initial Holders"). UDRT, the Initial Holders and the Holders, as defined below, are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party."

                                    RECITALS

            WHEREAS, UDRT, UDR-Midlands Acquisition Corporation, a Delaware corporation, a subsidiary of UDRT ("UDSUB"), Midlands Company ("Midlands") and the stockholders of Midlands are parties to an Agreement and Plan of Reorganization, dated as of May 2, 2003 (the "Merger Agreement"), pursuant to which, among other things, the parties thereto have agreed that Midlands will merge with and into UDSUB, with UDSUB as the surviving corporation, and each outstanding share of common stock, par value $1.00 per share, of Midlands will be converted into the right to receive 1,141.74 shares of Series E Cumulative Convertible Preferred Stock, no par value, of UDRT (the "Series E Preferred Stock"); and

            WHEREAS, the execution and delivery of this Agreement by the Parties is a condition to the closing of the transactions contemplated by the Merger Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Merger Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

            "Business Days" shall mean days other than Saturdays or Sundays or any days on which banking institutions in The City of New York are authorized or obligated by law or regulation to close.

            "Common Stock" shall mean the common stock, par value $1.00 per share, of UDRT.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Holder" shall mean a person who owns, beneficially or otherwise, the Series E Preferred Stock or Registrable Securities.

            "Prospectus" shall mean the prospectus included in the Registration Statement as amended or supplemented by any prospectus supplement, and all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean shares of Common Stock held by the Holders and acquired upon the conversion of the Series E Preferred Stock and shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in


                                       1
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connection with a merger, consolidation, other reorganization or otherwise, provided, however, that the Registrable Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Registrable Securities shall have been declared effective under the Securities Act and such Registrable Securities shall have been disposed of pursuant to such Registration Statement, (ii) when such Registrable Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Registrable Securities shall have ceased to be outstanding.

            "Registration Statement" shall mean any registration statement of UDRT under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Underwritten Offering" shall mean a distribution, registered pursuant to the Securities Act, in which securities of UDRT are sold to one or more underwriters for reoffering to the public.

      Section 2. Registration of Resales.

            (a) Within 30 days following the Effective Date, UDRT shall file with the SEC a Registration Statement which shall provide for resales of all Registrable Securities. The Registration Statement shall be on the appropriate form and shall comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting registration of such Registrable Securities for resale by the Holders on a delayed or continuous basis during the Effective Period (as defined below) pursuant to Rule 415 under the Securities Act, and designating the manner by which such resale may be conducted (including, without limitation, one or more Underwritten Offerings). UDRT shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. UDRT will notify the Holders in writing when such Registration Statement becomes effective.

            (b) UDRT agrees to use its best efforts to keep the Registration Statement (including the preparation and filing of any amendments and supplements necessary for that purpose) continuously effective until the earlier of (i) the date on which the Holders no longer hold any Registrable Securities registered on such Registration Statement or (ii) the date on which all of the Registrable Securities are eligible for sale pursuant to Rule 144(k) (or any successor provision which permits the resale of the Registrable Securities without registration under the Securities Act without regard to volume or other restrictions other than restrictions similar to those set forth in Rule 144(k)) promulgated under the Securities Act (such period, the "Effective Period"). If the Registration Statement ceases to be effective for any reason or at any time during the Effective Period (other than because of the sale of all the securities registered thereunder), UDRT shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

      Section 3. Registration Procedures. In connection with UDRT's registration obligations pursuant to Section 2, to permit the sale or resale of such Registrable Securities, UDRT will:

            (a) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously
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effective during the Effective Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

            (b) notify the selling Holders and the underwriters, if any, promptly, and (if requested by any such person) to confirm such notice in writing:

               (i) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or for additional information;

               (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose or any notification with respect to the suspension by any state securities commission of the qualification or exemption from qualification of any of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

               (iii) if at any time the representations and warranties of UDRT contained in any agreement contemplated by Section 3(j) (including any underwriting agreement) cease to be true and correct in any material respect;

               (iv) of the receipt by UDRT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

               (v) of the occurrence of any event or the existence of any fact that makes any statement made in any Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any additions to or changes in any Registration Statement or the Prospectus or any such document in order to make the statements therein not misleading and, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (c) use best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

            (d) furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder, such Holder's counsel or such underwriter);

            (e) deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each
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preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request;

            (f) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use best efforts to keep such registration or qualification (or exemption therefrom) effective during the Effective Period and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the Registration Statement; provided, however, that UDRT will not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to service of process in any such jurisdiction where it is not then so subject;

            (g) cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (h) upon the occurrence of any event contemplated by Section 3(b)(v), promptly prepare a supplement or post-effective amendment to the Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the related Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (i) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be either (i) listed on each securities exchange, if any, on which similar securities issued by UDRT are then listed or, if no similar securities issued by UDRT are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on Nasdaq or the National Market System of Nasdaq, if the securities qualify to be so quoted;

            (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

            (k) in the case of an underwritten offering, upon request of any Holder, furnish to each selling Holder and each underwriter where an underwriting agreement is entered into, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Registrable Securities in an Underwritten Offering;

            (i) an opinion of counsel representing UDRT, dated the date of such closing, for the purposes of such registration, addressed to the underwriters and to such Holder, including the following statements: (A) the Registration Statement has become effective under the Securities Act, (B) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,
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(C) the Registration Statement, the related Prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical data contained therein), (D) as of the date of the opinion and as of the effective date of the Registration Statement and the Prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances existing at the time that such documents were filed with the SEC (except that such counsel need not express an opinion with respect to financial statements or other financial or statistical information), (E) that UDRT was organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") commencing with its taxable year ending December 31, 19__, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and (F) covering such matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities and such other matters as are customary in such opinions and are reasonably requested by counsel for the underwriters or by such Holder or its counsel; and

               (ii) a customary comfort letter from UDRT's independent public accountants (and from any other accountants whose report is contained or incorporated by reference in the Registration Statement), dated the date of such closing, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities, addressed to the underwriters and to such seller, including, but not limited to the following: (A) that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, (B) the financial statements of UDRT included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, (C) such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request, and (D) covering such other matters as are customary in such letters and are reasonably requested by counsel for the underwriters or by such Holder or its counsel;

            (l) use best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time UDRT is not required to file such reports, it will, upon the request of any of the Holders of the Registrable Securities, make publicly available other information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 and 144A; will take such further action as any Holder of the Registrable Securities may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A; and upon the request of any Holder shall deliver to the such Holder a written statement as to whether it has complied with this
Section 3(l);

            (m) furnish to each of Holder before filing with the SEC, a copy of the Registration Statement and copies of any Prospectus included therein, which documents will be subject to the review of such Holder, for a period of ten Business Days, and UDRT will not file the Registration Statement or Prospectus to which the Holder, shall reasonably object within such ten Business Day period without first making revisions that are reasonably acceptable to each Holder. UDRT shall also furnish to each of the Holder before filing with the SEC, if reasonably practicable, or otherwise promptly after filing with the SEC, copies of any amendments to the Registration Statement or supplements to the Prospectus, and shall make UDRT's representatives reasonably available for discussion of such amendments or supplements and make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Holder, may reasonably
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request (it being understood that a request to correct a material misstatement or omission is an example of one such reasonable request);

            (n) make available at UDRT's offices at reasonable times and on reasonable notice for inspection by any selling Holder, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter, all financial and other records, pertinent corporate documents and properties of UDRT as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause UDRT's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Registration Statement after the filing thereof and before its effectiveness; provided, however, that each such selling Holders, underwriter, attorney or accountant will be required to agree in writing, pursuant to a confidentiality agreement in form and substance reasonably acceptable to UDRT and its counsel, that records and information obtained by it as a result of such inspections or obtained from the Registration Statement or Prospectus prior to filing such document with the SEC, shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of UDRT unless and until such is made generally available to the public through no fault of such selling Holder, underwriter, attorney or accountant of a selling Holder; and

            (o) if reasonably requested by any selling Holder or any underwriter, promptly incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter, if any, may request to have included therein, including, without limitation: (A) information relating to the "Plan of Distribution" of the Registrable Securities and (B) any other terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (p) shall apply only to such information that relates to the Registrable Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the UDRT is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

      Section 4. Information. UDRT may require each selling Holder of Registrable Securities as to which any registration is being effected pursuant to Section 2 to furnish to UDRT such information regarding the distribution of such Registrable Securities as UDRT may, from time to time, reasonably request in writing and UDRT may exclude from such registration the Registrable Securities of any selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each selling Holder promptly will notify UDRT of the occurrence of any event that makes any of such information untrue in any material respect or that requires making a change in such information so that such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

      Section 5. Suspension.

            (a) Each Holder will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, in connection with any registrations of Registrable Securities effected pursuant to Section 2, upon receipt of any notice ("Suspension Notice"), from UDRT that any event of the kind described in
Section 3(b) has occurred or that UDRT's board of directors has determined in good faith that the Registration Statement should be suspended UDRT's obligation to cause the Registration Statement to become effective, to keep such Registration Statement effective or to amend or supplement such Registration Statement shall be suspended and such Holder will discontinue, and will use
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commercially reasonable efforts to cause any underwriter to discontinue, disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(h); or

               (ii) such Holder is advised in writing (the "Advice") by UDRT that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that UDRT is entitled to give pursuant to this
Section 5.

            (b) In the event UDRT shall give a Suspension Notice, the time periods prescribed in Section 2, if applicable, will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(h) or (ii) the Advice.

      Section 6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by UDRT will be borne by UDRT whether or not the Registration Statement becomes effective. Such fees and expenses will include, without limitation:

            (a) all registration and filing fees and expenses (including filings made with the NASD);

            (b) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

            (c) all printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing such reasonable number of Prospectuses as are requested by the selling Holders);

            (d) all messenger, telephone and delivery expenses incurred by UDRT;

            (e) all fees and disbursements of counsel to UDRT; and

            (f) all fees and disbursements of all independent certified public accountants referred to in Section 3(k)(ii) (including the expenses of any special audit and "comfort" letters required by or incident to such performance).

In addition, UDRT will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or quotation system on which similar securities issued by UDRT are then listed and the fees and expenses of any person, including special experts, retained by UDRT. In no event, however, will UDRT be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement or the fees of any legal counsel representing the Holder(s).
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      Section 7. Indemnification.

            (a) UDRT shall indemnify and hold harmless each Holder, each person, if any, who controls such Holder within the meaning of the Securities Act, and their respective officers, directors, partners and employees (each an "Indemnified Holder Party") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Registrable Securities, (the "Liabilities") to which any such Indemnified Holder Party may become subject, insofar as such Liabilities arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or Prospectus or any amendment or supplement thereto, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by UDRT (or based upon written information furnished by or on behalf of UDRT expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Registrable Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application");

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (iii) any violation by UDRT of any rule or regulation promulgated under the Securities Act or any state securities law applicable to UDRT and relating to action or inaction required of UDRT in connection with any such registration.

            In connection with such indemnification, UDRT shall reimburse each such Indemnified Holder Party, for any reasonable legal and any other reasonable expenses incurred in connection with investigating, defending, preparing to defend or settling any such Liabilities as such expenses are incurred, provided, however, that UDRT shall not be liable in any such case to the extent that any such Liabilities arise out of, or are based on, any untrue statement or omission made in (A) a Registration Statement or Prospectus or amendment or supplement thereto, or (B) a Blue Sky Application in reliance upon and in conformity with written information furnished to UDRT by or on behalf of such Indemnified Holder Party specifically for use in such Registration Statement or Prospectus or Blue Sky Application.

            (b) Each Holder shall, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless UDRT, each person who controls UDRT, and each of their respective officers, directors and partners, against all Liabilities arising out of or based upon:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or Prospectus; or

               (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and such Holder shall reimburse UDRT, its directors, officers, partners and employees for any reasonable legal or any other reasonable expenses incurred in connection with investigating, defending, preparing to defend or settling any Liabilities, in each case to the extent, but only to the extent, that such untrue
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statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement Prospectus in reliance upon and in conformity with written information furnished to UDRT by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 7(b) shall not in any event exceed the net proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

            (c) Each person entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless, but only to the extent that, such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

            (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreement entered into among the Holders, UDRT and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this
Section 7(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Section 7(b) above, pursuant to such underwriting agreement (the "Excess Liability"), UDRT shall reimburse any such Holder for such Excess Liability.

            (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 7(e) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).
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            (f) The indemnification provided by this Section 7 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      Section 8. Miscellaneous.

            (a) Remedies. In the event of a breach by any Party of its obligations under this Agreement, each Party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

            (b) Amendments. This Agreement may only be amended, modified or supplemented with the prior written consent of UDRT and the Holders of a majority of the aggregate of the Series E Preferred Stock and Registrable Securities then outstanding. Upon the effectuation of each such amendment or modification, UDRT shall as soon as reasonably practicable give written notice thereof to the Holders who have not previously consented thereto in writing.

            (c) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) business day after being deposited with a nationally recognized overnight courier service, with receipt acknowledgement requested, (iii) upon receipt if transmitted by confirmed facsimile, or (iv) three (3) business days after deposit if deposited in the United States first-class mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows (or to such other address as is provided by a Party by like notice):

               (i) If to an Initial Holder, at the address for such Initial Holder set forth below such Initial Holder's signature on the signature pages hereof;

               (ii) If to a Holder who is not otherwise an Initial Holder, at the address set forth on the counterpart signature page to this Agreement provided by such Holder pursuant to Section 8(g) below, with copies to:

                           Latham & Watkins LLP
                           633 West Fifth Street, Suite 4000
                           Los Angeles, CA  90071-2007
                           Attn:  J. Scott Hodgkins
                           Facsimile:  (213) 891-8763

or

                              (iii)  If to UDRT:

                                      United Dominion Realty Trust, Inc.
                                      1745 Shea Center Drive
                                      Suite 200
                                      Highlands Ranch, Colorado 80129
                                      Attn.:  W. Mark Wallis
                                      Telecopy:  720-283-2454

         With copies to:              Morrison & Foerster LLP
                                      370 17th Street
                                      5200 Republic Plaza
                                      Denver, Colorado  80202
                                      Attn.:  Warren L. Troupe
                                      Telecopy:  303-592-1510

            (d) Merger or Consolidation. If UDRT is a party to any merger or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person ("Conversion Securities"), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of UDRT hereunder. UDRT will not effect any merger or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 8(d).

            (e) Adjustments Affecting Registrable Securities. Other than as required by law, UDRT shall not take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

            (f) No Inconsistent Agreements. UDRT will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. UDRT has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

            (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties, including without limitation and without the need for an express assignment, to subsequent Holders of Registrable Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder in compliance with any restrictions on transfer applicable thereto, and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Merger Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement or applicable law.

            (h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all Parties appear on each counterpart of this Agreement. All counterparts of this Agreement shall collectively constitute a single agreement. Signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals.

            (i) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning.

            (j) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (k) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

            (l) Terminate. This Agreement shall terminate with respect to each Holder and transferee permitted under this Agreement, including, without limitation, any rights of such Holder or transferee pursuant to Section 8(b), on the date upon which such Holder or transferee shall be able to dispose of all of their remaining Registrable Securities pursuant to Rule 144(k) of the Securities Act.

            (m) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings among the Parties.

                            {Signature Pages Follow}

            IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

                                     United Dominion Realty Trust, Inc.


                                     By: /s/ W. Mark Wallis
                                        -------------------------------------
                                        Name:  W. Mark Wallis
                                        Title:  Senior Executive Vice President

                                     THE BEAUCHAMP FAMILY TRUST DATED APRIL
                                     5, 1990, AS AMENDED


                                     By:  /s/ David T. Beauchamp
                                        -------------------------------------
                                           DAVID T. BEAUCHAMP,
                                               Its Trustee

                                     DOROTHY BEAUCHAMP RIECHERS 2001
                                     REVOCABLE TRUST


                                     By:  /s/ Dorothy Beauchamp Riechers
                                        -------------------------------------
                                          DOROTHY BEAUCHAMP RIECHERS,
                                              Its Trustee

                                     THE GRANDCHILDREN'S POT TRUST CREATED
                                     UNDER THE BEVERLY GRIMSTAD 2001 GRANT
                                     TRUST u/d/t 6/15/01


                                     By:  /s/ John Andor Grimstad
                                        -------------------------------------
                                         JOHN ANDOR GRIMSTAD,
                                             Its Trustee

                                    THE ROBERT F. BEAUCHAMP, JR., GRANTOR EXEMPT
                                    TRUST FBO ROBERT F. BEAUCHAMP III, u/d/t
                                    DATED 10/21/01


                                    By:  /s/ Kimiya Leuteritz
                                        -------------------------------------
                                          KIMIYA LEUTERITZ
                                          Its Trustee

                                    THE ROBERT F. BEAUCHAMP, JR., GRANTOR EXEMPT
                                    TRUST FBO CHERYL BEAUCHAMP SMITH u/d/t
                                    DATED 10/21/01


                                    By:  /s/ Kimiya Leuteritz
                                       -------------------------------------
                                         KIMIYA LEUTERITZ
                                         Its Trustee

                                     THE ROBERT F. BEAUCHAMP, JR., GIFT EXEMPT
                                     TRUST FBO ROBERT F. BEAUCHAMP III, u/d/t
                                     DATED 10/21/01


                                     By:  /s/ Kimiya Leuteritz
                                        -------------------------------------
                                          KIMIYA LEUTERITZ
                                          Its Trustee

                                     THE ROBERT F. BEAUCHAMP, JR., GIFT EXEMPT
                                     TRUST FBO CHERYL BEAUCHAMP SMITH, u/d/t
                                     DATED 10/21/01


                                     By:  /s/ Kimiya Leuteritz
                                        -------------------------------------
                                          KIMIYA LEUTERITZ
                                          Its Trustee

                                     THE ROBERT F. BEAUCHAMP, JR., TRUST
                                     u/d/t 5/1/96, AS AMENDED AND RESTATED


                                     By:  /s/ Robert F. Beauchamp, Jr.
                                        -------------------------------------
                                          ROBERT F. BEAUCHAMP, JR.
                                          Its Trustee

                                     THE RICHARD LEE BEAUCHAMP JR., TRUST,
                                     ESTABLISHED 10/15/79


                                     By:  /s/ Richard Lee Beauchamp, Sr.
                                        -------------------------------------
                                          RICHARD LEE BEAUCHAMP, SR.
                                          Its Trustee

                                     THE DAVID CHARLES BEAUCHAMP TRUST,
                                     ESTABLISHED 10/15/79


                                     By:  /s/ Richard Lee Beauchamp, Sr.
                                        -------------------------------------
                                          RICHARD LEE BEAUCHAMP, SR.
                                          Its Trustee

                                     THE CHRISTY ANN BEAUCHAMP TRUST,
                                     ESTABLISHED 10/15/79


                                     By:  /s/ Richard Lee Beauchamp, Sr.
                                        -------------------------------------
                                          RICHARD LEE BEAUCHAMP, SR.
                                          Its Trustee


                                     THE STACY LYNN BEAUCHAMP TRUST,
                                     ESTABLISHED 10/15/79


                                     By:  /s/ Richard Lee Beauchamp, Sr.
                                        -------------------------------------
                                          RICHARD LEE BEAUCHAMP, SR.
                                          Its Trustee